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U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Fort Pitt Capital Funds (the "Trust") File Nos. 333-69326 and 811-10495

Gentlemen,

Pursuant to Rule 485(b)(4), the undersigned, counsel for the Trust, represents that Post-Effective Amendment No.7 to the Form N-1A Registration Statement of the Trust does not contain disclosures which would render it ineligible to become effective pursuant to rule 485(b).

Very truly yours,

/s/ Gregory A. Gross

Gregory A. Gross

GAG/ms